                                                   Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   ----------
                            FIRST CHARTER CORPORATION
             (Exact name of registrant as specified in its charter)

                NORTH CAROLINA                         56-1355866
         (State or other jurisdiction               (I.R.S. Employer
       of incorporation or organization)           Identification No.)

                             22 UNION STREET, NORTH
                          CONCORD, NORTH CAROLINA 28025
                                 (704) 786-3300
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                   ----------
                        LAWRENCE M. KIMBROUGH, PRESIDENT
                            FIRST CHARTER CORPORATION
                             22 UNION STREET, NORTH
                          CONCORD, NORTH CAROLINA 28025
                                 (704) 786-3300
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)
                                   ----------
                                    COPY TO:
                              ANNE TEAM KELLY, ESQ.
                       SMITH HELMS MULLISS & MOORE, L.L.P.
                             201 NORTH TRYON STREET
                         CHARLOTTE, NORTH CAROLINA 28202
                                   ----------
      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                                   ----------
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.
[ ]
   -----------------------
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          ----------------------
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM
                                    AMOUNT TO BE          OFFERING PRICE            AGGREGATE              AMOUNT OF
TITLE OF SHARES TO BE REGISTERED     REGISTERED            PER UNIT (1)         OFFERING PRICE (1)     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value        1,000,000 shares           $22.5625              $22,562,500             $6,655.94
=========================================================================================================================

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 3, 1998.

PROSPECTUS
                                1,000,000 SHARES

                            FIRST CHARTER CORPORATION
                                  COMMON STOCK

                            FIRST CHARTER CORPORATION
                              AMENDED AND RESTATED
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         This Prospectus relates to 1,000,000 shares of Common Stock, no par value (the "Common Stock"), of First Charter Corporation (the "Company") registered for sale and distribution under the Company's Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the "Plan"). It is suggested that this Prospectus be retained for future reference. The Plan offers shareholders of the Company a simple and convenient method of reinvesting cash dividends to purchase additional shares of the Company Common Stock, as well as purchasing shares through optional cash payments. Registrar and Transfer Company, a New Jersey corporation, has been appointed the administrator of the Plan (the "Plan Administrator") to act as agent for shareholders electing to participate in the Plan (the "Participants").

         The dividends and optional cash payments invested pursuant to the Plan will be used to purchase newly issued shares of Common Stock from the Company ("Original Issue Purchases") or to purchase shares of Common Stock in open market or privately negotiated transactions ("Open Market Purchases"). The purchase price of shares of Common Stock purchased pursuant to Original Issue Purchases shall be an amount equal to 100% of the fair market value (as determined pursuant to the Plan) of such shares on the date on which such shares are purchased. The price at which the Plan Administrator shall be deemed to have purchased shares for a Participant's account pursuant to Open Market Purchases shall be the weighted average price of such shares paid by the Plan Administrator for the Participant's allocable portion of shares purchased over a particular period that Common Stock was purchased, plus such Participant's proportionate share of the brokerage commission incurred thereon. Each Participant's share of brokerage commissions may be less than he or she might incur individually because the Plan Administrator will buy shares in volume. Dividends will be reinvested on a quarterly basis, and optional cash payments will be invested on a monthly basis. See "Description of the Amended and Restated Dividend Reinvestment and Stock Purchase Plan."

         Shareholders may enroll in the Plan by completing an Authorization Form and returning it to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, Attention: First Charter Corporation Dividend Reinvestment Plan Administrator. Shareholders who are participants in the Plan may terminate their participation at any time. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, if and when paid, by check.

         The Company's Common Stock is reported on the Nasdaq National Market under the trading symbol "FCTR." On August 3, 1998, the last reported sale price of the Company's Common Stock was $22.25.

                         ------------------------------

 THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS
     OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE COMPANY,
         ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
               ANY OTHER GOVERNMENT AGENCY AND INVOLVE INVESTMENT
                  RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION, THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH
       CAROLINA (THE "COMMISSIONER") OR ANY STATE SECURITIES COMMISSION,
              NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE
                COMMISSIONER OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

                 THE DATE OF THIS PROSPECTUS IS AUGUST 4, 1998.

                              AVAILABLE INFORMATION

        The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Common Stock offered hereby. For further information pertaining to the shares of Common Stock to which this Prospectus relates, reference is made to such Registration Statement, including the exhibits and schedules filed as a part thereof. As permitted by the rules and regulations of the Commission, certain information included in the Registration Statement is omitted from this Prospectus. In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the following public reference facilities maintained by the Commission: 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, previously filed by the Company with the Commission pursuant to Section 13 of the Exchange Act, are incorporated by reference herein and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998; (iii) the Company's Current Reports on Form 8-K filed on January 6, 1998, January 28, 1998, April 14, 1998, May 28, 1998 (as amended by Form 8-K/A-1 filed on August 4, 1998), July 10, 1998 and July 17, 1998; and (iv) the description of the Company's Common Stock contained in its registration statement filed pursuant to the Exchange Act, as amended and updated by subsequent reports filed for the purpose of updating such description, including its Current Report on Form 8-K dated January 28, 1998.

        All reports and any definitive proxy or information statements filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock made hereby, shall be deemed to be incorporated by reference in this Prospectus and a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS FOR COPIES SHOULD BE DIRECTED TO ROBERT O. BRATTON, CHIEF FINANCIAL OFFICER, FIRST CHARTER CORPORATION, 22 UNION STREET NORTH, POST OFFICE BOX 228, CONCORD, NORTH CAROLINA 28026-0228. TELEPHONE REQUESTS MAY BE DIRECTED TO (704) 786-3300.

                            FIRST CHARTER CORPORATION

        The Company is a bank holding company incorporated in 1983 under the laws of the State of North Carolina and is registered under the Bank Holding Company Act of 1956. Through its subsidiaries, the Company provides a wide array of financial products and services throughout Cabarrus, Cleveland, Rutherford, Rowan, Union and Mecklenburg Counties in North Carolina. The principal executive offices of the Company are located at 22 Union Street, North, Concord, North Carolina 28025, and its telephone number is (704) 786-3300.

        As part of its operations, the Company regularly evaluates the potential acquisition of or merger with, and holds discussions with, various financial institutions. In addition, the Company periodically enters new markets and engages in new activities in which it competes with established financial institutions. There can be no assurance as to the success of any such new office or activity. Furthermore, as the result of such expansions, the Company may from time to time incur start-up costs that could affect the financial results of the Company.


                DESCRIPTION OF THE AMENDED AND RESTATED DIVIDEND
                      REINVESTMENT AND STOCK PURCHASE PLAN

        The following, in question and answer form, are the provisions of the Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the "Plan") of First Charter Corporation (the "Company"). Those holders of common stock of the Company (the "Common Stock") who do not wish to participate in the Plan will continue to receive cash dividends directly, if and when paid. The Plan initially became effective on December 1, 1987 and was amended and restated effective July 24, 1998.

PURPOSE

1.      What is the purpose of the Plan?

        The purpose of the Plan is to provide owners of Common Stock with a simple and convenient way of purchasing additional shares of Common Stock. Participants in the Plan may purchase shares of Common Stock by (i) having the cash dividends on all or a portion of their shares of Common Stock automatically reinvested in shares of Common Stock, and (ii) by making optional cash payments to the Plan which are then invested in shares of Common Stock.

        The Company intends initially for the Plan Administrator, Registrar and Transfer Company, to purchase shares of Common Stock for the Plan in the open market. However, subject to certain requirements of the Securities and Exchange Commission, the Company may direct the Plan Administrator to purchase shares of Common Stock for the Plan directly from the Company. If the Plan Administrator purchases shares directly from the Company, the Company will receive additional funds that it will use for general corporate purposes, including investments in, or extensions of credit to, its subsidiaries.

ADVANTAGES

2.      What are the advantages of the Plan?

        Typically, when a shareholder purchases shares of Common Stock on the open market through a broker-dealer, the shareholder will pay a brokerage commission in addition to the purchase price of the shares. When the Plan Administrator purchases Common Stock on the open market for the Plan, the Plan also pays brokerage commissions, and each Participant's Plan account is charged with its pro rata share of these brokerage commissions. However, each Participant's share of the brokerage commission may be less than he or she might individually incur since the Plan Administrator will buy shares in volume and pass commission savings on to the Participants. No other fees or service charges are imposed on Participants in connection with the purchase of shares of Common Stock under the Plan.

        Participants also have the option of depositing with the Plan Administrator their stock certificates for shares enrolled in the Plan for dividend reinvestment. Therefore, Participants avoid the inconvenience and expense of holding certificates for the shares of Common Stock that are enrolled in the Plan. See Question 9.

PARTICIPATION

3.      Who is eligible to participate?

        All registered holders of Common Stock (shareholders) are eligible to participate in the Plan. Beneficial owners of Common Stock whose shares are held in registered names other than their own, such as trustees, bank nominees or brokers, must arrange for the holder of record to participate in the Plan or have the shares transferred to their own names before enrolling in the Plan. After enrollment in the Plan as described below, a Participant must always have at least one whole share of Common Stock enrolled in dividend reinvestment to continue to participate in the Plan.

4.      How does a shareholder become a participant?

        An eligible shareholder may enroll in the Plan by signing the Authorization Form and returning it to the Plan Administrator at its address set forth in Question 22. An Authorization Form, together with a postage-paid envelope addressed to the Plan Administrator, is enclosed with this document, and additional forms may be obtained at any time by written request to the Plan Administrator at its address set forth in Question 22.

5.      What does the Authorization Form provide?

        The Authorization Form allows an eligible shareholder to enroll in the Plan by electing to have the cash dividends on shares of Common Stock registered in that shareholder's name reinvested in additional shares of Common Stock from time to time. The Authorization Form must indicate the number of whole shares that a shareholder wishes to enroll in the Plan for dividend reinvestment, which may be all or any portion of the shares of Common Stock registered in the shareholder's name (but not less than one whole share). The shareholder also must include his or her social security number or taxpayer identification number on the Authorization Form, and failure to supply this information may result in backup withholding of income taxes from dividend payments owed to such shareholder with respect to Common Stock enrolled in the Plan. See Question 23.

6. After enrollment, may a Participant change the number of participating shares?

        Yes. A Participant who decides to change the number of shares enrolled in dividend reinvestment must sign and return a new Authorization Form to the Plan Administrator indicating the revised number of whole shares (but not less than one) that are to be enrolled in dividend reinvestment. See Question 21 concerning withdrawal of shares from dividend reinvestment.

7.      When may a shareholder enroll in the Plan?

        An eligible shareholder may enroll in the Plan at any time. If a properly completed Authorization Form enrolling shares of Common Stock for dividend reinvestment is received by the Plan Administrator at least one business day prior to the record date established for payment of a particular cash dividend, reinvestment of cash dividends with respect to such shares will commence with that dividend. If the Authorization Form is received after the record date established for a particular cash dividend, then the reinvestment of cash dividends will not begin until the dividend payment date following the next record date.

DIVIDEND REINVESTMENT

8.      How does dividend reinvestment work under the Plan?

        If shares of Common Stock are enrolled in the Plan for dividend reinvestment, the cash dividends that otherwise would be paid to the Participant for such shares will instead be received by the Plan Administrator on behalf of the Participant. The Plan Administrator then will use the cash dividends to purchase additional shares of Common Stock for the Participant's Plan account. See Question 14. As shares are purchased through dividend reinvestment and credited to the Participant's Plan account, these shares automatically will be enrolled in the Plan for future dividend reinvestment.

9. What does a shareholder do with stock certificates for shares enrolled in dividend reinvestment?

        Participants may, but are not required to, deposit with the Plan Administrator their certificates for shares of Common Stock enrolled in dividend reinvestment under the Plan at no cost. These shares will then be held in the name of one of the Plan Administrator's nominees and will thereafter be credited to and maintained in the Participant's Plan account. This feature allows a Participant to avoid the risk and cost associated with the loss, theft or destruction of stock certificates so deposited. To deposit certificates, a Participant must send the certificates representing shares enrolled in dividend reinvestment to the Plan Administrator by registered mail with written instructions to deposit them in the Participant's Plan account. Participants should not endorse the certificates or complete the assignment section.

OPTIONAL CASH PAYMENTS

10.     What are optional cash payments?

        Participants who remain eligible to participate and who are active participants in the Plan may make optional cash payments to the Plan Administrator for the direct purchase of Common Stock under the Plan. Shares purchased with a Participant's optional cash payments will be credited to the Participant's Plan account and automatically will be enrolled in the Plan for future dividend reinvestment. Participants are not required to make any optional cash payments to participate in the Plan.

11.     Are there any limits on optional cash payments by Participants?

        Each optional cash payment must be at least $25, and a Participant's aggregate optional cash payments may not exceed $3,000 in any calendar quarter. A calendar quarter is a three month period beginning on each January 1, April 1, July 1 and October 1 of each year.

12.     How do Participants make optional cash payments?

        An eligible Participant may make optional cash payments at any time (i) by check or money order made payable to Registrar and Transfer Company, (ii) by authorizing a periodic automatic draft of the Participant's deposit account at a bank or other depository institution in accordance with its and the Plan Administrator's rules and procedures or (iii) by any other method permitted by the Plan Administrator from time to time. An optional cash payment made by check or money order should include the Participant's taxpayer identification number, the Company's name and the Participant's account number under the Plan, and should be submitted, together with the perforated form from the Participant's periodic statement of account, to the Plan Administrator at its address set forth in Question 22. The Plan Administrator may, in its sole discretion, accept an optional cash payment which is sent without the perforated form as long as the Participant has included on the check or money order information sufficient to identify the Participant's taxpayer identification number and the Company's name. Optional cash payments that cannot be identified to the satisfaction of the Plan Administrator will be returned to the Participant. In addition, optional cash payments that do not satisfy the other requirements of the Plan will be returned to the Participant. A Participant can receive a refund of any optional cash payment upon written request received by the Plan Administrator at least two business days prior to the date such funds are to be invested by the Plan Administrator.

13.     When should optional cash payments be made?

        Optional cash payments may be made at any time. However, all optional cash payments will be held in a non-interest bearing account maintained by the Plan Administrator, pending investment in shares of Common Stock as described in Question 14, and no interest will be paid on any optional cash payment for the period following receipt but prior to investment. Accordingly, Participants may wish to delay transmittal of optional cash payments until shortly before the investment date (see Question 14), while still allowing enough time for the Plan Administrator to receive the funds at least five business days prior to such date. Any optional cash payments not received by the Plan Administrator in time to be included in purchases of Common Stock for a particular month may, in the discretion of the Plan Administrator, either be returned to the Participant or be included in purchases for the next month.

PURCHASES OF COMMON STOCK BY THE PLAN

14. When and how will shares of Common Stock be purchased for a Participant's Plan account?

        Cash dividends and optional cash payments held for a Participant's Plan account will be commingled with the cash dividends and optional cash payments held for all other accounts under the Plan and will be applied to the purchase of Common Stock. The Plan Administrator will make arrangements to use reinvested dividends to purchase Common Stock on a quarterly basis, on or about the applicable dividend payment date. The Plan Administrator will make arrangements to use optional cash payments to purchase Common Stock at least once monthly, on or about the 15th day of each calendar month. In the discretion of the Plan Administrator, purchases of Common Stock made with reinvested cash dividends may be made together with purchases of Common Stock made with optional cash payments in those months that cash dividends are paid. In any case, purchases may be made over a number of days to meet the requirements of the Plan.

        Shares needed to meet the requirements of the Plan may be acquired on any securities exchange on which the Common Stock is traded, in the over-the-counter market, in negotiated transactions or by purchasing shares being sold under the Plan by other Participants (all referred to as the "open market"). In addition, in the discretion of the Company and subject to requirements of the Securities and Exchange Commission, shares may be purchased directly from the Company to be issued from authorized but unissued shares. If the Plan Administrator purchases shares in the open market, a Participant's price per share will be the weighted average price of shares purchased over the relevant period to satisfy Plan requirements, plus the Participant's proportionate share of the brokerage commission incurred by the Plan Administrator in connection with such open market purchases during such period. If the Plan Administrator purchases shares directly from the Company, a Participant's price per share will be the fair market value of the Common Stock on the day the shares are purchased. "Fair market value" with respect to any day means the average of the high and low asked prices for shares of Common Stock, calculated over the five business days prior to such date, or in the absence of such information, as determined by the Plan Administrator on the basis of such market quotations or other market information as it deems appropriate.

        A Participant's account will be credited with a number of shares of Common Stock equal to the amount of cash dividends and/or optional cash payments invested on behalf of the Participant, divided by the applicable price per share of Common Stock, with fractional shares computed to at least three decimal places. Certificates for shares of Common Stock purchased under the Plan will not customarily be issued to the Participants. Instead, the Plan Administrator will hold all shares in the name of one of its nominees, and the shares of Common Stock that a Participant buys under the Plan will be credited to and maintained in the Participant's Plan account. This feature protects against loss, theft or destruction of stock certificates. The Participant will receive a periodic statement detailing the status of the Participant's holdings. See Question 16 concerning requests for stock certificates and Question 17 concerning periodic reports to Participants.

        In certain circumstances, the lack of shares available for purchase, the compliance with banking and securities laws, the observance of rules and regulations or governmental regulatory bodies or other conditions may result in delays or temporary curtailment or suspension of purchases of Common Stock under the Plan. Typically, purchases will resume when shares are again available or when purchases are again permitted. However, if for any reason an optional cash payment or cash dividend is not invested in shares of Common Stock within 30 days of receipt by the Plan Administrator, the Plan Administrator will promptly return to each Participant a check for the amount of funds representing such cash dividends or optional cash payments held on the Participant's account.

        Because the Plan Administrator will arrange for the purchase of shares on behalf of the Plan, neither the Company nor any Participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or the selection of the broker making the purchase. Therefore, Participants will not be able to time precisely their purchases through the Plan and will bear the market risk associated with fluctuations in the price of the Company's Common Stock. That is, it is possible that the market price of the Common Stock could go up or down before the broker purchases stock with the Participant's funds.

15. Are there any expenses to Participants in connection with purchases under the Plan?

        Each Participant's account under the Plan will be charged with its pro rata share of brokerage commissions incurred by the Plan Administrator when it purchases Common Stock for the Plan in open market purchases. However, Participants will not incur any brokerage commissions for purchases of Common Stock made under the Plan directly from the Company.

No other fees or service charges will be imposed on Participants in connection with purchases of Common Stock for accounts under the Plan. See Question 18 concerning a Participant's expenses for sales of Common Stock under the Plan.

REQUESTS FOR STOCK CERTIFICATES

16. Can a shareholder receive stock certificates for shares purchased under the Plan or deposited into the Plan?

        Certificates for any number of shares credited to and maintained in the Participant's Plan account from time to time will be issued to the Participant without charge upon the Participant's written request to the Plan Administrator at its address set forth in Question 22. Certificates will be issued for whole shares only. In the event a Participant's request involves a fractional share, a check for the value of the fractional share, determined based on the closing price of the Common Stock on the effective date of the Participant's request, will be mailed to the Participant. Certificates will be issued in, and checks will be made payable to, the name in which the Plan account is registered. Unless a Participant specifically requests the discontinuation of dividend reinvestment for the shares issued to the Participant, these shares will remain enrolled in the Plan for dividend reinvestment. See Question 21 concerning discontinuation of dividend reinvestment and liquidation of accounts.

REPORTS TO PARTICIPANTS

17.     What kind of reports will be sent to Participants?

        Each Participant will receive a statement of account at the end of each month in which there has been a transaction that has affected the Participant's account, but no less frequently than quarterly. The statement of account will include information describing each transaction. Specifically, it will include information as to dividends received on behalf of the Participant, optional cash payments received from the Participant, amounts invested for the Participant, costs of purchases, number of shares purchased (including fractional shares), total shares credited to the Participant's account and other information for the year to date. Each year, in January, a Form 1099 will be sent to each Participant that will include certain information pertaining to the Participant's account and necessary for income tax purposes. This Form 1099 should be retained by the Participant for preparation of its income tax returns.

        All notices, statements, reports and other information and documents will be mailed to a Participant's address of record. Therefore, a Participant should promptly notify the Plan Administrator at its address set forth in Question 22 of any change in address.

SALES

18.     May a Participant sell shares held in the Participant's Plan account?

        A Participant may request the Plan Administrator to sell all shares, or any number of whole shares, credited to the Participant's Plan account by providing written instructions to the Plan Administrator at its address set forth in Question 22. The Plan Administrator will make arrangements to sell such shares through broker-dealers selected by the Plan Administrator or in a negotiated transaction without a broker, including a sale to the Company or a sale to the Plan for purchase on behalf of other Plan Participants, in the Plan Administrator's sole discretion. Shares being sold by a Participant may be aggregated with shares being sold by other Participants who have requested sales. The sales price per share will be the weighted average sales price of shares sold over the relevant period, as volume dictates. Following the completion of the sale, the Plan Administrator will send a check to the Participant, payable to the name in which the Plan account is registered, for the proceeds of the sale, less (i) an administrative fee of $15.00, (ii) the Participant's proportionate share of brokerage commissions incurred by the Plan Administrator in connection with the sales over the relevant period, and (iii) any required tax withholdings. If a Participant's Plan account falls below one whole share, the Plan Administrator in its discretion will liquidate the fractional share and remit the value to the Participant, determined based on the closing price of the Common Stock on the effective date of the sale as reported on a national securities exchange or the Nasdaq Stock Market, as applicable. The Company reserves the right to instruct the Plan Administrator to limit sales under the Plan in a uniform manner.

        Because the Plan Administrator will arrange for the sale of shares on behalf of the Plan, neither the Company nor any Participant in the Plan has the authority or power to control either the timing or pricing of shares sold or the selection of the broker making the sale. Therefore, Participants will not be able to time precisely their sales through the Plan and will bear the market risk associated with fluctuations in the price of the Company's Common Stock. That is, it is possible that the market price of the Common Stock could go up or down before the broker sells the Participant's shares.

        A Participant may choose to sell shares held in his or her Plan account through a stockbroker chosen by the Participant. If so, the Participant should request a certificate for his or her shares from the Plan Administrator prior to the sale. See Question 16.

19. What happens to dividend reinvestment if a Participant sells all shares held in his or her Plan account?

        This may depend on whether the Participant has shares enrolled in dividend reinvestment that have not been deposited with the Plan Administrator and for which the Participant still holds a stock certificate registered in the Participant's name (referred to as "certificated shares"). If a Participant does not have any certificated shares enrolled in dividend reinvestment, and the Participant sells all of the shares held in the Participant's Plan account, then dividend reinvestment will be terminated and the Participant's Plan account will be closed. However, if a Participant has certificated shares that are enrolled in dividend reinvestment, then even if the Participant sells all of the shares held in his or her Plan account, in the discretion of the Plan Administrator dividend reinvestment will continue with respect to all of the Participant's certificated shares that are still enrolled in dividend reinvestment.

20. What happens to dividend reinvestment if a Participant sells certificated shares registered in the Participant's name?

        If all of a Participant's certificated shares are enrolled in dividend reinvestment, and the Participant sells all or a portion of these shares, then in the discretion of the Plan Administrator participation in dividend reinvestment will continue with respect to the remaining portion of the Participant's certificated shares, if any, together with all shares still held in the Participant's Plan account. If all of a Participant's certificated shares not enrolled in dividend reinvestment, and the Participant sells all or a portion of these shares, then in the discretion of the Plan Administrator participation in dividend reinvestment will continue with respect to (i) the lesser of the number of certificated shares originally enrolled in dividend reinvestment or all certificated shares remaining following the sale, if any, together with (ii) all shares still held in the Participant's Plan account.

DISCONTINUATION OF DIVIDEND REINVESTMENT AND ACCOUNT LIQUIDATION

21. How does a Participant discontinue the reinvestment of dividends under the Plan?

        A Participant may discontinue the reinvestment of dividends under the Plan for all shares or any portion of the whole shares enrolled in dividend reinvestment by notifying the Plan Administrator in writing at its address set forth in Question 22. Any termination notice received at least five business days prior to a record date will be effective as to dividends paid for such record date, and a termination notice received after such time will not be effective until dividends paid for such record date have been reinvested. In the discretion of the Plan Administrator, a request for discontinuation of dividend reinvestment with respect to some, but not all, of a Participant's shares will be effective first with respect to any certificated shares then enrolled in dividend reinvestment. Thereafter, if necessary the Plan Administrator will withdraw shares from the Participant's Plan account upon the discontinuation of dividend reinvestment and the Participant will receive a stock certificate for the number of whole shares so withdrawn. Any remaining shares credited to the Participant's account will continue to participate in dividend reinvestment under the Plan. In the discretion of the Plan Administrator, if the Participant's Plan account falls below one whole share, the Plan Administrator will liquidate the fractional share and remit the value to the Participant, determined based on the closing price of the Common Stock on the effective date of the withdrawal from dividend reinvestment, as reported on a national securities exchange or the Nasdaq Stock Market, as applicable.

        Upon total discontinuation of dividend reinvestment, a Participant will receive a stock certificate for all whole shares credited to the Participant's account under the Plan, and any fractional share will be liquidated and the Plan Administrator will remit the value to the discontinuing Participant, determined as described above. At the option of the Participant, upon total discontinuation of dividend reinvestment, a Participant may request that all shares credited to his or her Plan account be sold. Upon receipt of any such written instructions, the Plan Administrator will arrange for the sale of the Participant's shares, and will forward the proceeds to the Participant, in the manner set forth in Question 18.

        All certificates will be issued in, and checks will be made payable to, the name in which the Plan account is registered.

ADMINISTRATION

22.     Who administers the Plan for Participants?

        Registrar and Transfer Company (the "Plan Administrator") administers the Plan for Participants, keeps records, sends periodic statements of account to Participants and performs other duties relating to the Plan. Communications and inquiries may be directed to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, telephone (800) 368-5948.

FEDERAL TAX CONSEQUENCES

23. What are the federal income tax consequences of participation in the Plan?

        Shares that are purchased under the Plan through dividend reinvestment and optional cash payments will have a tax basis equal to the purchase price per share, and the holding period for shares acquired under the Plan will begin on the day after the shares are credited to a Participant's account, all as indicated on the Participant's periodic statements of account. A Participant receiving cash dividends will be treated as having received such dividends on all of his or her shares of Common Stock, including dividends on shares held for the Participant's Plan account even though these dividends are automatically reinvested pursuant to the Plan. All such dividends are generally taxable as ordinary income, regardless of whether they are paid directly to the Participant or reinvested pursuant to the terms of the Plan. In addition, a Participant may recognize gain or loss upon the sale of shares acquired pursuant to the Plan based upon the gross proceeds of such sale, transaction costs and the tax basis of such shares. IT IS IMPORTANT THAT PARTICIPANTS RETAIN ALL YEAR-END STATEMENTS IN ORDER TO HAVE A RECORD OF THE TAX BASIS ATTRIBUTABLE TO SHARES ACQUIRED PURSUANT TO THE PLAN.

        The Plan Administrator will comply with all applicable Internal Revenue Service requirements concerning the filing of information returns for dividends credited to each account under the Plan, and such information will be provided to the Participant by a duplicate of that form or in a final statement of account for each calendar year. With respect to Participants whose dividends or other form of distribution are subject to United States domestic or foreign tax withholding, the Plan Administrator will comply with all applicable Internal Revenue Service requirements concerning the amounts of tax to be withheld, which will be deducted from the dividends credited to the Participant's account prior to investment or from any distributions due to the Participant, as applicable.

        The foregoing is only a general outline of some of the applicable federal tax requirements. Each Participant should consult his or her own tax adviser for additional information regarding specific tax consequences of participation in the Plan. Information for income tax purposes for Participants in the Plan will be printed on the Participant's periodic statements of account and Forms 1099.

OTHER INFORMATION

24. How will stock dividends and stock splits on shares held in Plan accounts be handled?

        In the event that dividends are paid in shares of Common Stock, or if shares of Common Stock are distributed in connection with any stock split or similar transaction, the shares of Common Stock payable to a Participant with respect to all shares of the Company's Common Stock owned by the Participant (whether or not such shares are enrolled in dividend reinvestment under the Plan and whether such shares are registered in the Participant's name or held in the Participant's Plan account) will be credited to the Participant's Plan account and will be subject to future dividend reinvestment, and no stock certificates will be issued to the Participant at such time for such shares.

25.     What happens if the Company has a Common Stock rights offering?

        In the event that the Company makes available to its shareholders rights to purchase additional shares or other securities, the Plan Administrator will sell all rights accruing to shares held for Participants' accounts under the Plan if a purchaser can be located. The proceeds will be combined with any other funds for reinvestment in connection with the next dividend payment date on which shares of Common Stock are to be purchased pursuant to dividend reinvestment. These proceeds will be treated as if they were optional cash payments.

26. How will a Participant's Plan Shares be voted at a meeting of shareholders?

        The Company will mail each Participant proxy materials including a proxy card representing all the shares of Common Stock for which the Participant holds stock certificates registered in his or her name and all the shares, both whole and fractional, held in the Participant's Plan account. The proxy will be voted as indicated by the Participant. If the Participant does not return the proxy card, or if the Participant returns an unsigned proxy card, none of his or her shares will be voted.

27.     May a Participant transfer, assign or pledge Plan Shares?

        Except as described in Question 18, a Participant cannot sell, transfer, assign or pledge shares credited to and maintained in the Participant's Plan account for any purpose while the shares are credited to the Participant's Plan account. If a Participant wishes to sell directly or transfer, assign or pledge these shares, the Participant must first request a certificate for the shares in accordance with Question 16 above.

28.     May the Plan be changed or discontinued?

        Yes. Although the Company intends to continue the Plan, the Company reserves the right to suspend, modify or terminate the Plan at any time. Participants will be notified of any such suspension, modification or termination. The Company and the Plan Administrator also reserve the right to change any administrative procedures of the Plan, and the Company reserves the right to change the Plan Administrator at any time.

29.     What is the responsibility of the Plan Administrator and/or the Company?

        The Plan Administrator receives the Participant's dividend payments and optional cash payments, invests such amounts in shares of Common Stock, maintains continuing records of each Participant's Plan account and advises Participants as to all transactions in and the status of their Plan accounts. The Plan Administrator acts in the capacity of agent for the Participants.

        All notices from the Plan Administrator to a Participant will be addressed to the Participant at the last address of record with Plan Administrator. The mailing of a notice to a Participant's last address of record will satisfy the Plan Administrator's duty of giving notice to such Participant. Therefore, a Participant must notify the Plan Administrator at its address set forth in Question 22 promptly of any change of address.

        Neither the Plan Administrator nor the Company shall have any responsibility beyond the exercise of ordinary care for any reasonable and prudent actions taken or omitted pursuant to the Plan, including, without limitation, any claim for liability arising out of failure to terminate a Participant's account upon such Participant's death or adjudicated incompetency prior to receipt of written notice of death or adjudicated incompetency or arising out of or relating to purchase or sales prices reflected in Participants' Plan accounts, the dates of purchases or sales of shares or fluctuations in the market value of the Common Stock after purchase or sale of shares, nor shall they have any duties, responsibilities or liabilities except as expressly set forth in the Plan.

        The payment of dividends is at the discretion of the Company's Board of Directors and will depend on future earnings, the financial condition of the Company and other factors. The Board of Directors may change the amount and timing of dividends at any time without notice.

        Plan Participants should recognize that neither the Company nor the Plan Administrator can assure the Participant of a profit or protection from a loss on Common Stock purchased under the Plan.


                SECURITIES AND EXCHANGE COMMISSION'S POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        There are no contracts between the Company and its directors and officers nor resolutions adopted by the Company, relating to indemnification. However, the Company's Amended and Restated Articles of Incorporation grant the Company's Board of Directors the authority to adopt resolutions approving the indemnification, to the fullest extent permitted by law, of any person made a party to any action or proceedings by reason of the fact such person was serving as a director, officer, employee or agent of the Company. In addition, in accordance with the provisions of the North Carolina Business Corporation Act, as amended (the "NCBCA Act"), the Company's Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the NCBCA Act, the Company shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and expense, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the Company itself), arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities of such person which at the time taken were known or believed by such person to be clearly in conflict with the best interests of the Company. The Company's Bylaws further provide that the Company shall also indemnify such person for reasonable costs, expenses, and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted in the Bylaws, if it is determined in accordance with the procedures set forth in the Bylaws that such person is entitled to indemnification thereunder. Pursuant to such bylaw and as authorized by statute, the Company maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaw or otherwise. In addition, the Company's Amended and Restated Articles of Incorporation prevent the recovery by the Company or any of its shareholders of monetary damages against its directors to the fullest extent permitted by the NCBCA Act. Further, the NCBCA Act contains various provisions prescribing the extent to which directors and officers shall or may be indemnified.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 USE OF PROCEEDS

        The net proceeds from the sale of any newly issued shares of Common Stock offered pursuant to the Plan will be used for general corporate purposes of the Company, including investments in, or extensions of credit to, the Company's subsidiaries. No proceeds from Open Market Purchases of shares of Common Stock will be received by the Company.

                                  LEGAL MATTERS

        Certain legal matters with respect to the Plan and in connection with the Common Stock being offered hereby will be passed upon for the Company by Smith Helms Mulliss & Moore, L.L.P., Charlotte, North Carolina. As of June 30, 1998, attorneys at Smith Helms Mulliss & Moore, L.L.P. beneficially owned an aggregate of approximately 8,500 shares of Common Stock.

                                     EXPERTS

        The consolidated financial statements of the Company as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of HFNC Financial Corp. incorporated in this Prospectus by reference to the Company's Form 8-K/A-1 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which expressed an unqualified opinion and included an explanatory paragraph referring to certain litigation discussed at Note 11, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER AT ANY TIME SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              --------------------


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
AVAILABLE INFORMATION .....................................................    2
INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE ..............................................................    2
FIRST CHARTER CORPORATION .................................................    3
DESCRIPTION OF THE AMENDED AND RESTATED
   DIVIDEND REINVESTMENT AND STOCK
   PURCHASE PLAN ..........................................................    3
      Purpose .............................................................    3
      Advantages ..........................................................    3
      Participation .......................................................    4
      Dividend Reinvestment ...............................................    4
      Optional Cash Payments ..............................................    5
      Purchases of Common Stock by the Plan ...............................    6
      Requests for Stock Certificates .....................................    7
      Reports to Participants .............................................    7
      Sales ...............................................................    7
      Discontinuation of Dividend Reinvestment and
        Account Liquidation ...............................................    8
      Administration ......................................................    9
      Federal Tax Consequences ............................................    9
      Other Information ...................................................    9
SECURITIES AND EXCHANGE COMMISSION'S
   POSITION ON INDEMNIFICATION FOR
   SECURITIES ACT LIABILITIES .............................................   11
USE OF PROCEEDS ...........................................................   11
LEGAL MATTERS .............................................................   11
EXPERTS ...................................................................   12

================================================================================
================================================================================


                            FIRST CHARTER CORPORATION

                              AMENDED AND RESTATED
                            DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN


                                   ----------
                                   PROSPECTUS
                                   ----------


                              Dated August 4, 1998


================================================================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses in connection with the offering are as follows:

                  Securities Act Registration Fee.........       $   6,655.94
                  Printing and Engraving Expenses.........           9,000.00
                  Legal Fees and Expenses.................          10,000.00
                  Accounting Fees and Expenses............           5,000.00
                  Miscellaneous...........................           4,344.06
                                                                    ---------

                  Total...................................        $ 35,000.00
                                                                  -----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        There are no contracts between the Registrant and its directors and officers nor resolutions adopted by the Registrant, relating to indemnification. However, the Registrant's Amended and Restated Articles of Incorporation grants to the Registrant's Board of Directors the authority to adopt resolutions approving the indemnification, to the fullest extent permitted by law, of any person made a party to any action or proceeding by reason of the fact such person was serving as a director, officer, employee or agent of the Registrant. In addition, in accordance with the provisions of the North Carolina Business Corporation Act, as amended (the "NCBCA Act"), the Registrant's Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the NCBCA Act, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and expense, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the Registrant itself) arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities of such person which at the time taken were known or believed by such person to be clearly in conflict with the best interests of the Registrant. The Registrant's Bylaws further provide that the Registrant shall also indemnify such person for reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted in the Bylaws, if it is determined in accordance with the procedures set forth in the Bylaws that such person is entitled to indemnification thereunder. Pursuant to such bylaw and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaw or otherwise. In addition, the Registrant's Amended and Restated Articles of Incorporation prevent the recovery by the Registrant or any of its shareholders of monetary damages against its directors to the fullest extent permitted by the NCBCA Act.

        In addition to the above-described provisions, Section 55-8-50 through 55-8-58 of the NCBCA Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA Act permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) he conducted himself in good faith,
(ii) he reasonably believed (x) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation and (y) in all other cases his conduct was at least not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The above standard of conduct is determined by the Board of Directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55.

        Sections 55-8-52 and 55-8-56 of the NCBCA Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the court determines that he is entitled to mandatory indemnification under
Section 55-8-52, in which case the court shall also order the corporation to pay the reasonable expenses incurred to obtain the court ordered indemnification or if he is adjudged fairly and reasonably so entitled in view of all relevant circumstances, under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent, consistent with public policy, as a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by resolution of the Board of Directors or contract.

        In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

        The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made and accordingly are set forth in Exhibit 99.2 hereto and incorporated herein by reference.

ITEM 16.  LIST OF EXHIBITS.

              4.1     Amended and Restated Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December
                      31, 1997)
              4.2     Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 the Registrant's Annual
                      Report on Form 10-K for the fiscal year ended December 31, 1995)
              4.3     Specimen of Common Stock Certificate of Registrant
              5.1     Opinion of Smith Helms Mulliss & Moore, L.L.P., regarding legality of Common Stock
             23.1     Consent of Smith Helms Mulliss & Moore, L.L.P. (included in Exhibit 5.1)
             23.2     Consent of KPMG Peat Marwick LLP
             23.3     Consent of Deloitte & Touche LLP
             24.1     Power of Attorney
             24.2     Certified Resolution
             99.1     Registrant's Amended and Restated Dividend Reinvestment and Stock Purchase Plan
             99.2     Provisions of North Carolina law relating to indemnification of directors and officers (incorporated by reference to Exhibit 99.10 of the Registrant's Registration Statement on Form S-4, Registration
                      No. 333-35905)

ITEM 17.  UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, North Carolina, on August 4, 1998.


                                   FIRST CHARTER CORPORATION
                                           (Registrant)

                                   By: /s/ LAWRENCE M. KIMBROUGH
                                      ------------------------------------------
                                           Lawrence M. Kimbrough
                                           President and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                          Title                                 Date
          ---------                                          -----                                 ----
/s/ LAWRENCE M. KIMBROUGH                            President, Chief Executive                  August 4, 1998
---------------------------------                    Officer and Director
Lawrence M. Kimbrough                                (Principal Executive
                                                     Officer)


/s/ ROBERT O. BRATTON                                Executive Vice President                    August 4, 1998
---------------------------------                    (Principal Financial
Robert O. Bratton                                    and Principal Accounting
                                                     Officer)


WILLIAM R. BLACK*                                    Director                                    August 4, 1998
---------------------------------
William R. Black


MICHAEL R. COLTRANE*                                 Director                                    August 4, 1998
---------------------------------
Michael R. Coltrane


                                                     Director                                            , 1998
---------------------------------
J. Roy Davis, Jr.


T. CARL DEDMON*                                      Director                                    August 4, 1998
---------------------------------
T. Carl Dedmon


                                                     Director                                            , 1998
---------------------------------
James B. Fincher

JOHN J. GODBOLD, JR.*                                Director                                    August 4, 1998
---------------------------------
John J. Godbold, Jr.


H. CLARK GOODWIN*                                    Director                                    August 4, 1998
---------------------------------
H. Clark Goodwin


CHARLES F. HARRY III*                                Director                                    August 4, 1998
---------------------------------
Charles F. Harry III


FRANK H. HAWFIELD, JR.*                              Director                                    August 4, 1998
---------------------------------
Frank H. Hawfield, Jr.


J. KNOX HILLMAN, JR.*                                Director                                    August 4, 1998
---------------------------------
J. Knox Hillman, Jr.


JERRY E. MCGEE*                                      Director                                    August 4, 1998
---------------------------------
Jerry E. McGee


                                                     Director                                            , 1998
---------------------------------
Hugh H. Morrison


THOMAS R. REVELS*                                    Director                                    August 4, 1998
---------------------------------
Thomas R. Revels


*By:  /s/ LAWRENCE M. KIMBROUGH
    -----------------------------
         Lawrence M. Kimbrough
         Attorney-in-Fact

                                  EXHIBIT INDEX


                                                                                                 Sequential
     Exhibit No.      Description                                                                Page No.
     -----------      -----------                                                                ----------
         4.1          Amended and Restated Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December
                      31, 1997)

         4.2          Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 the Registrant's Annual
                      Report on Form 10-K for the fiscal year ended December 31, 1995)

         4.3          Specimen of Common Stock Certificate of Registrant

         5.1          Opinion of Smith Helms Mulliss & Moore, L.L.P., regarding legality of Common Stock

        23.1          Consent of Smith Helms Mulliss & Moore, L.L.P. (included in Exhibit 5.1)

        23.2          Consent of KPMG Peat Marwick LLP

        23.3          Consent of Deloitte & Touche LLP

        24.1          Power of Attorney

        24.2          Certified Resolution

        99.1          Registrant's Amended and Restated Dividend Reinvestment and Stock Purchase Plan

        99.2          Provisions of North Carolina law relating to indemnification of directors and officers (incorporated by reference to Exhibit 99.10 of the Registrant's Registration Statement on Form S-4, Registration
                      No. 333-35905)